SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 16, 2003

Magna Entertainment Corp. (Exact Name of Registrant as Specified in its Charter)
Delaware (State or other jurisdiction of Incorporation)	000-30578 (Commission File Number)	98-0208374 (I.R.S. Employer Identification No.)
337 Magna Drive, Aurora, Ontario, Canada L4G 7K1 (Address of Principal Executive Offices) (Zip Code)
(905) 726-2462 (Registrant's Telephone Number, Including Area Code)
Not Applicable (Former Name or Former Address, if changed since last report.)

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE

On June 16, 2003, the Registrant announced that the initial purchaser of its 8.55% Convertible Subordinated Notes due June 15, 2010 (the "Notes") has exercised in full its option to purchase U.S.$50 million aggregate principal amount of additional Notes.

Closing is scheduled to occur on June 24, 2003, subject to the satisfaction or waiver of customary conditions in the purchase agreement.

The full text of the press release issued by the Company is attached as Exhibit 99 to this Current Report on Form 8-K.
ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS
(c)	Exhibits
Exhibit 99	Copy of Registrant's press release dated June 16, 2003.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MAGNA ENTERTAINMENT CORP. (Registrant)
Date June 18, 2003	By: /s/ Gary M. Cohn Gary M. Cohn, Secretary